UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8 – K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported).   February 20, 2004

WESTERN SIZZLIN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-25366	86-0723400
(State of incorporation)	(Commission File Number)	(IRS Employer ID Number)

317 Kimball Avenue NE Roanoke, VA 24016
(Address of principal executive offices)

Registrant’s telephone number, including area code: (540) 345-3195

(Former name or former address, if changed since last report)
N/A

Item 4. Changes in Registrant’s Certifying Accountant

(a)           On February 20, 2004, the Company notified its independent auditor that it would be dismissed upon completion of the audit for the year ended December 31, 2003.  In connection therewith the Company states the following:

(i)            KPMG LLP (“KPMG”) was notified on February 20, 2004, that it would be dismissed as the Company’s independent auditor upon completion of its audit for the year ended December 31, 2003.

(ii)           KPMG’s independent auditors’ reports on the Company’s consolidated financial statements for the years ended December 31, 2002 and 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that the fiscal 2003 audit report of KPMG dated February 28, 2003, referred to the change in the Company’s method of accounting for goodwill effective January 1, 2002, as required by the Company’s adoption of Statement of Financial Accounting Standards (SFAS) No. 142.

(iii)          The decision to dismiss KPMG was approved by the Audit Committee of the Board of Directors.

(iv)          There were no disagreements with KPMG during the years ended December 31, 2002 and 2001 or for the interim period through February 20, 2004, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, which, if not resolved to the satisfaction of KPMG would have caused it to make reference to the subject matter of the disagreements in connection with its independent auditors’ report.

(v)           The Company has requested a letter from KPMG stating whether or not it agrees with the statements made by the Company.  A copy of KPMG’s letter will be filed by amendment upon receipt.

(b)           Effective February 20, 2004, the Audit Committee of the Board of Directors selected Grant Thornton LLP as the Company’s successor independent auditor, for the fiscal year ended December 31, 2004.  Neither the Company, nor any party on its behalf, consulted with Grant Thornton during the two fiscal years ended December 31, 2002 and during the subsequent period through February 20, 2004, on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure prior to its selection.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Sizzlin Corporation
(Registrant)

By:	/s/ Robyn B. Mabe
Vice President and Chief Financial Officer